Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck President and CEO (270) 885-1171

HOPFED BANCORP, INC. REPORTS THIRD QUARTER RESULTS

HOPKINSVILLE, Ky. (November 1, 2010) – HopFed Bancorp, Inc. (NASDAQ: HFBC), (the “Company”) today reported results for the three and nine month periods ended September 30, 2010. For the three month period ended September 30, 2010, net income available to common shareholders was $1,508,000 or $0.21 per share basic and diluted compared to a net loss of $2,875,000, or $0.80 per share basic and diluted, for the three month period ended September 30, 2009. For the nine month period ended September 30, 2010, net income available to common shareholders was $4,928,000, or $1.01 per share basic and diluted as compared to a net loss of $1,009,000, or $0.28 per share basic and diluted for the nine month period ended September 30, 2009. Income results for the three and nine month periods ended September 30, 2009, were adversely affected by a $5.0 million goodwill impairment charge. The impairment charge reduced the Company’s net income by $3.3 million or $0.92 per share basic and diluted, for the three and nine month periods ended September 30, 2009.

Commenting on the three and nine month periods ended September 30, 2010, John E. Peck, President and Chief Executive Officer, said, “The Company’s profitability level for the first nine months of 2010 exceed that for the twelve month period ended December 31, 2008, which was the most profitable year in the Company’s twelve year history. The Company has made significant progress in addressing our credit issues. We anticipate gaining possession of approximately $9 million of non-accrual collateral in the fourth quarter of 2010, which will reduce the amount of time that these assets remain on Heritage Bank’s books. We remain focused on enhancing the strength of our balance sheet, reducing our cost of funds and improving our deposit mix as loan demand remains weak.”

Financial Highlights

•

The Company continues to reduce its cost of deposits by focusing on relationship pricing within our core customer base. As a result, the Company’s quarter cost of deposits has declined from 2.27% for the three month period ended March 31, 2010, 2.14% for the three months ended June 30, 2010, and 2.04% for the three month period ended September 31, 2010.

•

The Company’s growth in both non-interest bearing and interest bearing checking accounts remains impressive. For the nine months ended September 30, 2010, the balances in these deposit accounts increased by more than $31.4 million, or more than 18%.

•

The Company’s provision for loan loss expense for the three and nine month periods ended September 30, 2010, was $1.3 million and $2.8 million, respectively, as compared to the provision for loan loss expense for the three and nine month periods ended September 30, 2009, of $1.4 million and $3.3 million, respectively. The Company’s allowance for loan loss account equaled approximately 75.4% of the Company’s non-performing loans at September 30, 2010.

•

The Company and its wholly owned subsidiary, Heritage Bank, continue to maintain exceptional capital levels. At September 30, 2010, the Bank’s Tier 1 Capital and Total Risk Based Capital Ratios were 9.07% and 15.87%, respectively. At September 30, 2010, the Company’s Tier 1 Capital and total Risk Based Capital Ratios were 10.83% and 19.04%.

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HFBC Reports Third Quarter Results

November 1, 2010

Asset Quality

At September 30, 2010, the Company’s non-performing loans totaled $12.0 million, or 1.90% of total loans, as compared to $11.2 million, or 1.72% of total loans at December 31, 2009. At September 30, 2010, non-performing assets totaled $14.6 million, or 1.30% of total assets, compared to $13.1 million, or 1.28% of total assets, at December 31, 2009. At September 30, 2010, the Company’s allowance for loan loss balance was $9.0 million, or 1.43% of total loans. For the nine month period ended September 30, 2010, the Company’s net charge-offs totaled $2.6 million, an annualized rate of 0.55% of average loans. Management continues to identify and resolve problem loans within the Bank’s loan portfolio and has provided adequate reserves for all known and probable loan losses.

Net Interest Income

For the nine month period ended September 30, 2010, the Company’s net interest income was $22.9 million, compared to $19.8 million for the nine month period ended September 30, 2009. For the three month period ended September 30, 2010, the Company’s net interest income was $7.7 million, compared to $6.9 million for the three month period ended September 30, 2009, and $7.9 million for the three month period ended June 30, 2010. Net interest income continues to be negatively affected by the low rate market. The Company’s investment portfolio yields are declining as agency bonds and mortgage backed securities experienced greater levels of prepayments. Management has chosen to reduce the balances of FHLB loans and brokered deposits due to the lack of attractive investment options.

For the three month period ended September 30, 2010, the Company’s interest expense declined by $175,000 and $1.1 million as compared to the three month periods ended June 30, 2010, and September 30, 2009, respectively. The decline of interest expense occurred despite a $53.2 million increase in average interest bearing liabilities during the three month period ended September 30, 2010, as compared to the three month period ended September 30, 2009. For the three month period ended September 30, 2010, interest bearing liabilities increased by $6.4 million as compared to the three month period ended June 30, 2010. For the three month periods ended June 30, 2010, and September 30, 2010, the Company’s quarterly cost of deposits declined from 2.14% to 2.04%, respectively.

Non-interest Income

Non-interest income for the three month period ended September 30, 2010, was $3.1 million, compared to $2.1 million for the three month period ended September 30, 2009. The increase in non-interest income for the period ended September 30, 2010, was the result of a $946,000 increase in gains on the sale of securities. For the nine month periods ended September 30, 2010 and September 30, 2009, gains on the sale of securities totaled $1.8 million and $1.6 million, respectively. The Company’s decision to sell securities for gains is based on many factors, including the level of prepayments on mortgage backed securities and our desire to reduce the Company’s dependency on higher cost deposit funding sources.

For the three and nine month periods ended September 30, 2010, service charge income was $953,000 and $3.0 million, respectively, as compared to $1.1 million and $3.1 million for the three and nine month periods ended September 30, 2009, respectively. For the three and nine month periods ended September 30, 2010, the decline in service charge income was only marginally affected by the new regulations that took effect August 1, 2010, but more significantly by a long term trend of lower levels of overdraft income. During the three month period ended September 30, 2010, lower long term interest rates resulted in an increase in mortgage refinancing activity. As a result, the Company earned $204,000 in gains on the sale of loans during the three month period ended September 30, 2010, as compared to $69,000 for the same three month period in 2009.

Non-interest Expense

As compared to the three and nine month periods ended September 30, 2009, non-interest expenses declined by $4.8 million and $4.6 million, respectively, due to the $5.0 million goodwill impairment charge taken in 2009. Excluding the goodwill impairment charge, non-interest expenses increased by approximately 2% in the nine month period ended September 30, 2010. For the nine month period ended September 30, 2010, salaries and benefits expense increased by approximately $320,000 and other expenses increased by $273,000 as compared to the nine month period ended September 30, 2009.

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HFBC Reports Third Quarter Results

November 1, 2010

Balance Sheet

Total assets were $1.1 billion at September 30, 2010, an increase of $90.7 million from December 31, 2009. During the same period, the Company’s deposits grew by $37.6 million, while gross loans declined by approximately $20.6 million. Loan demand remains weak, and the Company anticipates that it will continue to reduce its balances on time deposits until loan demand improves. The Company continues to grow core deposit base and will continue to place a high emphasis on this strategy.

HopFed Bancorp, Inc. is the holding company for Heritage Bank headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee in addition to its subsidiaries, Fall & Fall Insurance of Fulton, Kentucky, Heritage Solutions of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Pleasant View, Tennessee, and Heritage Mortgage Services of Clarksville, Tennessee. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank may be found on its website www.bankwithheritage.com.

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission.

HOPFED BANCORP, INC.

Selected Financial Data

(Table amounts in thousands, except percentages and book value per share data)

	Selected Financial Indicators as of:

	September 30, 2010	December 31, 2009

Total assets	$1,120,541	$1,029,876
Loans receivable, gross	630,589	651,206
Securities available for sale	389,063	289,691
Required investment in FHLB stock, at cost	4,378	4,281
Allowance for loan loss	9,015	8,851
Total deposits	831,776	794,144
Total FHLB borrowings	97,764	102,465
Repurchase agreements	53,467	36,060
Stockholders' equity	119,236	79,949
Book value per share, gross	$14.02	$17.12
Tangible book value per share	$13.90	$16.80
Allowance for loan loss / Gross loans	1.43%	1.36%
Non-performing assets / Total asset	1.30%	1.28%
Non-performing loans / Total loans	1.90%	1.72%
Aggregate Troubled Debt Restructurings - Performing	$9,879	$10,890
Year to date net charge off ratio	0.55%	0.23%
Tier 1 Capital - Bank	9.07%	8.05%
Tier 1 Capital - Consolidated	10.83%	8.05%
Total Risk Based Capital - Bank	15.87%	13.30%
Total Risk Based Capital - Consolidated	19.04%	13.75%
Year to date tax equivalent net yield on interest earning assets	3.23%	2.97%

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HFBC Reports Third Quarter Results

November 1, 2010

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Month Periods Ended September 30,		For the Nine Month Periods Ended September 30,

	2010	2009	2010	2009

Interest and dividend income:
Loans receivable	$9,396	9,898	29,027	29,238
Investment in securities, taxable	3,165	3,179	9,122	9,670
Nontaxable securities available for sale	635	428	1,809	1,090
Interest-earning deposits	—	—	—	8

Total interest and dividend income	13,196	13,505	39,958	40,006

Interest expense:
Deposits	4,313	5,237	13,405	16,037
Advances from Federal Home Loan Bank	818	1,032	2,500	3,108
Repurchase agreements	213	198	619	588
Subordinated debentures	193	168	557	446

Total interest expense	5,537	6,635	17,081	20,179

Net interest income	7,659	6,870	22,877	19,827
Provision for loan losses	1,332	1,379	2,801	3,315

Net interest income after provision for loan losses	6,327	5,491	20,076	16,512

Non-interest income:
Service charges	953	1,118	2,974	3,140
Merchant card income	180	153	519	450
Gain on sale of loans	204	69	391	189
Gain on sale of securities	1,060	114	1,786	1,581
Income from bank owned life insurance	85	73	263	220
Financial services commission	293	262	776	738
Gain on sale of other real estate owned	63	—	356	—
Other operating income	247	296	785	867

Total non-interest income	3,085	2,085	7,850	7,185

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HFBC Reports Third Quarter Results

November 1, 2010

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Month Periods Ended September 30,		For the Nine Month Periods Ended September 30,

	2010	2009	2010	2009

Non-interest expenses:
Salaries and benefits	$3,186	3,086	9,623	9,304
Occupancy expense	795	814	2,351	2,312
Data processing expense	705	666	2,101	1,936
State deposit tax	162	154	479	465
Intangible amortization expense	81	146	276	553
Impairment charge on goodwill	—	4,989	—	4,989
Professional services expense	335	242	932	777
Deposit insurance and examination expense	759	798	1,547	1,683
Advertising expense	262	333	774	976
Postage and communications expense	144	157	426	480
Supplies expense	95	91	287	262
Real estate owned expenses	36	12	218	96
Loss on sale of real estate	—	23	—	43
Other operating expenses	296	164	815	542

Total non-interest expense	6,856	11,675	19,829	24,418

Income before income tax expense	2,556	(4,099)	8,097	(721)
Income tax expense	788	(1,484)	2,398	(483)

Net income (loss)	1,768	(2,615)	5,699	(238)

Less:

Dividend on preferred shares	232	232	$688	$688
Accretion dividend on preferred shares	28	28	$83	$83

Net income (loss) available to common stockholders	1,508	(2,875)	4,928	(1,009)

Net income available to common stockholders
Per share, basic	$0.21	($0.80)	$1.01	($0.28)

Per share, diluted	$0.21	($0.80)	$1.01	($0.28)

Cash dividend per share	$0.08	$0.12	$0.32	$0.36

Weighted average shares outstanding - basic	7,128,548	3,571,716	4,890,786	3,565,827

Weighted average shares outstanding - diluted	7,128,548	3,571,716	4,890,786	3,565,827

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HFBC Reports Third Quarter Results

November 1, 2010

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended
	9/30/2010	6/30/2010	Change from Prior Quarter
Interest and dividend income:
Loans receivable	9,396	10,010	(614)
Investment in securities, taxable	3,165	3,035	130
Nontaxable securities available for sale	635	611	24
Interest-earning deposits	—	—	—

Total interest and dividend income	13,196	13,656	(460)

Interest expense:
Deposits	4,313	4,501	(188)
Advances from Federal Home Loan Bank	818	826	(8)
Repurchase agreements	213	204	9
Subordinated debentures	193	181	12

Total interest expense	5,537	5,712	(175)

Net interest income	7,659	7,944	(285)
Provision for loan losses	1,332	858	474

Net interest income after provision for loan losses	6,327	7,086	(759)

Non-interest income:
Service charges	953	1,036	(83)
Merchant card income	180	179	1
Gain on sale of loans	204	103	101
Gain on sale of securities	1,060	232	828
Income from bank owned life insurance	85	89	(4)
Gain on sale of real estate owned	63	268	(205)
Financial services commission	293	286	7
Other operating income	247	263	(16)

Total non-interest income	3,085	2,456	629

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HFBC Reports Third Quarter Results

November 1, 2010

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended
	9/30/2010	6/30/2010	Change from Prior Quarter

Non-interest expenses:
Salaries and benefits	3,186	3,207	(21)
Occupancy expense	795	767	28
Data processing expense	705	707	(2)
State deposit tax	162	160	2
Intangible amortization expense	81	98	(17)
Professional services expense	335	345	(10)
Deposit insurance and examination expense	759	407	352
Advertising expense	262	271	(9)
Postage and communications expense	144	147	(3)
Supplies expense	95	99	(4)
Expenses related to real estate owned	36	87	(51)
Other operating expenses	296	292	4

Total non-interest expense	6,856	6,587	269

Income before income tax expense	2,556	2,955	(399)
Income tax expense	788	884	(96)

Net income	1,768	2,071	(303)

Less:
Dividend on preferred shares	232	229	3
Accretion dividend on preferred shares	28	28	0

Net income available to common stockholders	$1,508	$1,814	(306)

Net income available to common stockholders
Per share, basic	$0.21	$0.46	($0.25)

Per share, diluted	$0.21	$0.46	($0.25)

Dividend per share	$0.08	$0.12	($0.04)

Weighted average shares outstanding - basic	7,128,548	3,937,542	3,191,006

Weighted average shares outstanding - diluted	7,128,548	3,939,369	3,189,179

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HFBC Reports Third Quarter Results

November 1, 2010

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the nine month periods ended September 30, 2010 and September 30, 2009, by $832 and $488, respectively; for a tax equivalent rate using a cost of funds rate of 2.50% for September 30, 2010, and 3.00% for September 30, 2009. The table adjusts tax-free loan income by $42 for September 30, 2010, and $35 for September 30, 2009, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 9/30/2010	Income and Expense 9/30/2010	Average Rates 9/30/2010	Average Balance 9/30/2009	Income and Expense 9/30/2009	Average Rates 9/30/2009
	(Table amounts in Thousands, Expect Percentages)
Loans	$635,118	$29,069	6.10%	$628,965	$29,273	6.21%
Investments AFS taxable	282,627	9,122	4.30%	253,903	9,658	5.07%
Investment AFS tax free	61,776	2,641	5.70%	33,647	1,578	6.25%
Investment held to maturity	—	—	—	375	12	4.27%
Federal funds	—	—	—	4,156	8	0.26%

Total interest earning assets	979,521	40,832	5.56%	921,046	40,529	5.87%

Other assets	99,898			81,383

Total assets	$1,079,419			$1,002,429

Retail time deposits	$492,589	10,542	2.85%	469,012	12,891	3.66%
Brokered deposits	84,415	1,564	2.47%	69,742	1,945	3.72%
Now accounts	123,816	1,203	1.30%	92,660	1,091	1.57%
MMDA and savings accounts	62,745	96	0.20%	59,241	110	0.25%
FHLB borrowings	94,081	2,500	3.54%	122,190	3,108	3.39%
Repurchase agreements	41,652	619	1.98%	30,473	588	2.57%
Subordinated debentures	10,310	557	7.20%	10,310	446	5.77%

Total interest bearing liabilities	909,608	17,081	2.50%	853,628	20,179	3.15%

Non-interest bearing deposits	68,434			61,291
Other liabilities	5,032			6,281

Shareholders equity	96,345			81,229
Total liabilities and shareholder equity	$1,079,419			$1,002,429

Net interest income		$23,751			$20,350

Interest rate spread			3.06%			2.72%

Net yield on interest earning assets		3.23%			2.95%

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HFBC Reports Third Quarter Results

November 1, 2010

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended September 30, 2010 and September 30, 2009, by $292 and $192, respectively; for a tax equivalent rate using a cost of funds rate of 2.50% for September 30, 2010, and 3.00% for September 30, 2009. The table adjusts tax-free loan income by $10 for September 30, 2010, and $9 for September 30, 2009, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 9/30/2010	Income & Expense 9/30/2010	Average Rates 9/30/2010	Average Balance 9/30/2009	Income & Expense 9/30/2009	Average Rates 9/30/2009
	(Table amounts in Thousands, Except Percentages)
Loans	$623,398	$9,406	6.04%	$640,902	$9,907	6.18%
Investments AFS taxable	320,891	3,165	3.95%	254,786	3,177	4.99%
Investment AFS tax free	67,111	927	5.53%	39,819	620	6.23%
Investment Held to maturity	—	—	—	259	2	3.09%
Federal funds	—	—	—	—	—	—

Total interest earning assets	1,011,400	13,498	5.34%	935,766	13,706	5.86%

Other assets	104,919			83,943

Total assets	$1,116,319			$1,019,709

Retail time deposits	$487,998	3,337	2.74%	$475,652	4,155	3.49%
Brokered deposits	83,632	488	2.33%	74,140	656	3.54%
Now accounts	140,826	431	1.22%	100,344	396	1.58%
MMDA and savings accounts	62,920	57	0.36%	59,504	30	0.20%
FHLB borrowings	89,874	818	3.64%	119,373	1,032	3.46%
Repurchase agreements	46,459	213	1.83%	29,473	198	2.69%
Subordinated debentures	10,310	193	7.49%	10,310	168	6.52%

Total interest bearing liabilities	922,019	5,537	2.40%	868,796	6,635	3.05%

Non-interest bearing deposits	69,962			63,090
Other liabilities	5,503			6,829

Stockholders’ equity	118,835			80,994

Total liabilities and stockholders’ equity	$1,116,319			$1,019,709

Net interest income		$7,961			$7,071

Interest rate spread			2.94%			2.81%

Net yield on interest earning assets		3.15%			3.02%

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